Exhibit 10.64

AGREEMENT AND TWELFTH AMENDMENT, dated as of March 26, 2004 (this “Twelfth Amendment”), among FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (“Devnet” and, together with FiberNet, the “Borrowers”), and the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 2001 (the “Credit Agreement”), among the Borrowers, the Lenders, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), TD SECURITIES (USA) INC. (“TD”), as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and WACHOVIA INVESTORS, INC., as documentation agent for the Lenders (in such capacity, the “Documentation Agent”).

RECITALS

WHEREAS, the Borrowers wish to make certain amendments to the Credit Agreement which are more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

ARTICLE II.

AMENDMENTS

Section 2.01 Definitions.

(a) The following defined term is added to Section 1.1 of the Credit Agreement in its proper alphabetical order:

“Logicworks Settlement Expenses” means the expenses incurred by the Parent in an aggregate amount equal to $495,331 in connection with the out-of-court litigation settlement with Logicworks.

(b) The definition of “Consolidated EBITDA” is amended by (i) replacing the period (“.”) at the end of such definition with a semicolon (“;”) and (ii) adding the following sentence immediately thereafter:

“provided further that the Logicworks Settlement Expenses shall be excluded solely for the purpose of calculating the Consolidated EBITDA for the Fiscal Quarter ending December 31, 2003.”

ARTICLE III.

MISCELLANEOUS

Section 3.01 Execution of this Twelfth Amendment.

This Twelfth Amendment is executed and shall be construed as an amendment to the Credit Agreement, and, as provided in the Credit Agreement, this Twelfth Amendment forms a part thereof.

Section 3.02 Representations and Warranties.

The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Twelfth Amendment have been obtained or made and (b) this Twelfth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.

Section 3.03 Waiver.

This Twelfth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Twelfth Amendment, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Twelfth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 3.04 Counterparts; Integration; Effectiveness.

This Twelfth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Twelfth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 3.01, this Twelfth Amendment shall become effective when it shall have been executed by each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Twelfth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Twelfth Amendment.

Section 3.05 Severability.

Any provision of this Twelfth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.06 Governing Law.

This Twelfth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 3.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Twelfth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Twelfth Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET OPERATIONS, INC.

By:

Name:
Title:

DEVNET L.L.C.

By:

Name:
Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:

Name:
Title:

By:

Name:
Title:

WACHOVIA INVESTORS, INC., as a Lender

By:

Name:
Title:

IBM CREDIT LLC, as a Lender

By:

Name:
Title:

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